                                                                  EXHIBIT (d)(1)

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                NORTON COMPANY,

                             PPLC ACQUISITION CORP.

                                      and

                              CHEMFAB CORPORATION



                                                                   July 25, 2000

                               TABLE OF CONTENTS

ARTICLE I - THE OFFER...............................................
     Section 1.01   The Offer.......................................
     Section 1.02.  Company Action..................................
     Section 1.03.  Directors.......................................

ARTICLE II - THE MERGER.............................................
     Section 2.01.  The Merger......................................
     Section 2.02.  Closing.........................................
     Section 2.03.  Effective Time..................................
     Section 2.04.  Certificate of Incorporation and By-Laws........
     Section 2.05.  Directors and Officers..........................

ARTICLE III - CONVERSION OF SECURITIES..............................
     Section 3.01.  Conversion of Common Stock......................
     Section 3.02.  Company Options.................................
     Section 3.03.  Dissenting Shares...............................
     Section 3.04.  Purchase to Deposit Aggregate Merger............
                    Considertion....................................
     Section 3.05.  Exchange of Shares..............................
     Section 3.06.  No Transfers....................................
     Section 3.07.  No Liability....................................
     Section 3.08.  Lost Certificates...............................
     Section 3.09.  Other Funding...................................
     Section 3.10.  Further Assurance...............................
     Section 3.11.  Adjustments.....................................
     Section 3.12.  Withholding Rights..............................

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........
     Section 4.01.  Incorporation; Authority........................
     Section 4.02.  Authorization and Enforceability................
     Section 4.03.  Capitalization..................................
     Section 4.04.  Company Subsidiaries............................
     Section 4.05.  SEC Filings; Financial Statements...............
     Section 4.06.  Absence of Undisclosed Liabilities..............
     Section 4.07.  Absence of Certain Events.......................
     Section 4.08.  Contracts and Other Agreements..................
     Section 4.09.  Compliance with Laws............................
     Section 4.10.  Legal Proceedings...............................
     Section 4.11.  Intellectual Property...........................
     Section 4.12.  Insurance.......................................
     Section 4.13.  Tax Matters.....................................

     Section 4.14.  Employee Benefits Plans.........................
     Section 4.15.  Employee Relations..............................
     Section 4.16.  Environmental Matters...........................
     Section 4.17.  No Breach.......................................
     Section 4.18.  Board Approval..................................
     Section 4.19.  Anti-Takeover Laws..............................
     Section 4.20.  Opinion of the Company's Financial Advisor......
     Section 4.21.  Brokerage.......................................
     Section 4.22.  Investment Company Act..........................
     Section 4.23.  Company Information.............................

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER.............
     Section 5.01.  Corporate Organization..........................
     Section 5.02.  Authority.......................................
     Section 5.03.  No Breach.......................................
     Section 5.04.  Broker's Fees...................................
     Section 5.05.  Legal Proceedings...............................
     Section 5.06.  Availability of Funds...........................
     Section 5.07.  Purchaser Net Worth.............................
     Section 5.08.  Board Approval..................................
     Section 5.09.  Confidentiality Agreement.......................
     Section 5.10.  Purchaser Information...........................

ARTICLE VI - COVENANTS AND AGREEMENTS...............................
     Section 6.01.  Conduct of Business.............................
     Section 6.02.  Corporate Examinations and Investigations.......
     Section 6.03.  Expenses........................................
     Section 6.04.  Third-Party Consents............................
     Section 6.05.  Further Assurances..............................
     Section 6.06.  Company stockholders Meeting....................
     Section 6.07.  Public Announcements............................
     Section 6.08.  No Solicitation.................................
     Section 6.09.  HSR Act and Other Filings.......................
     Section 6.10.  Notification of Certain Matters.................
     Section 6.11.  Employee Matters................................
     Section 6.12.  Indemnification.................................
     Section 6.13.  Merger Without Meeting of Stockholders..........
     Section 6.14.  FIRPTA Compliance...............................
     Section 6.15.  Additional Purchaser Covenants..................

ARTICLE VII - CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER..................
     Section 7.01.  Stockholder Approval............................

     Section 7.02.  Absence of Order................................
     Section 7.03.  Regulatory Approvals............................
     Section 7.04.  HSR Act.........................................
     Section 7.05.  Offer...........................................

ARTICLE VIII  CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF PURCHASER AND MERGER SUB TO CONSUMMATE THE MERGER....
     Section 8.01.  Delaware Certificates...........................
     Section 8.02.  Secretary's Certificates........................
     Section 8.03.  Certificate of Merger...........................
     Section 8.04.  Covenants.......................................

ARTICLE IX - CONDITIONS PRECEDENT TO THE
OBLIGATION OF THE COMPANY TO CONSUMMATE THE MERGER..................
     Section 9.01.  Delaware Certificates...........................
     Section 9.02.  Secretary's Certificates........................
     Section 9.03.  Certificate of Merger...........................
     Section 9.04.  Covenants.......................................

ARTICLE X - TERMINATION, AMENDMENT AND WAIVER.......................
     Section 10.01  Termination.....................................
     Section 10.02. Effect of Termination...........................
     Section 10.03. Termination Fees................................
     Section 10.04. Amendment.......................................
     Section 10.05. Waiver..........................................

ARTICLES XI - MISCELLANEOUS.........................................
     Section 11.01.  No Survival....................................
     Section 11.02.  Notices........................................
     Section 11.03.  Entire Agreement...............................
     Section 11.04.  Governing Law..................................
     Section 11.05.  Binding Effect; No Assignment; No Third-Party
                     Beneficiaries..................................
     Section 11.06.  Section Headings, Construction.................
     Section 11.07.  Counterparts...................................
     Section 11.08.  Severability...................................
     Section 11.09.  Submission to Jurisdiction; Waiver.............
     Section 11.10.  Waiver of Jury Trial...........................
     Section 11.11.  Enforcement....................................
     Section 11.12.  Rules of Construction..........................

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 25, 2000,
                                         ---------
by and among Norton Company, a Massachusetts corporation ("Purchaser"), PPLC
                                                           ---------
Acquisition, Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), and Chemfab Corporation, a Delaware corporation (the
            ------ ---
"Company").
--------

     WHEREAS, the Boards of Directors of Purchaser, Merger Sub and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that Purchaser and the Company combine in order to advance the long-term business interests of Purchaser and the Company;

     WHEREAS, the combination of Purchaser and the Company shall be effected by the terms of this Agreement through a cash tender offer (the "Offer") to
                                                              -----
purchase all of the outstanding shares of common stock of the Company, par value $0.10 per share ("Company Common Stock") for $18.25 per share of Company Common
                  ------- ------ -----
Stock, net to stockholders of the Company in cash, without interest, or such higher price as may be paid in the Offer (the "Merger Consideration"), on the
                                               ------ -------------
terms and subject to the conditions set forth in this Agreement, which Offer, if completed in accordance with its terms, shall be followed promptly thereafter by the merger (the "Merger") of Merger Sub with and into the Company, with the
                 ------
Company as the surviving corporation of the Merger and a wholly-owned subsidiary of Purchaser;

     WHEREAS, in order to induce Purchaser and Merger Sub to enter into this Agreement, concurrently with the execution and delivery hereof, Purchaser, Merger Sub and certain directors or executive officers of the Company are entering into an agreement (the "Shareholders Agreement"), pursuant to which
                                 ------------ ---------
each of such individuals has agreed, on the terms and subject to the conditions thereof, to tender his or her shares of Company Common Stock in accordance with the terms of the Offer and to vote his or her shares of Company Common Stock in favor of the Merger and other matters necessary to consummate the transactions contemplated by this Agreement;

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Offer and the Merger and to prescribe certain conditions to the Offer and the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE OFFER

     1.01.   The Offer.
             --- -----

     (a) Provided that nothing shall have occurred that, had the Offer been commenced, would result in a failure to satisfy any of the conditions set forth in Annex I hereto (other than the conditions described in Paragraphs (i), (ii)
   ----- -
and (iii) of Annex I), as promptly as practicable after the date hereof, but in
             ----- -
no event later than seven (7) business days following the public announcement of the terms of this Agreement, Merger Sub shall, and Purchaser shall cause Merger Sub to, commence the Offer at a price of $18.25 per share of Company Common Stock, net to the stockholders of the Company in cash (the "Offer Price"). The
                                                            ----- -----
Offer shall be subject only to (i) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of shares of Company Common Stock that, together with the shares of Company Common Stock then owned by Purchaser and/or Merger Sub, represents at least a majority of the shares of Company Common Stock outstanding on a fully-diluted basis (the "Minimum Condition"), and (ii) the
                                           ------- ---------
other conditions set forth in Annex I hereto (collectively with the Minimum
                              ----- -
Condition, the "Offer Conditions").  Merger Sub expressly reserves the right to
                ----- ----------
waive any of the Offer Conditions and to make any change in the terms or Offer Conditions, provided that, no change or waiver may be made that, without the
            -------- ----
prior written consent of the Company, waives or changes the Offer Conditions described in Paragraphs (i), (ii), (iv)(a) or (h) of Annex I hereto, changes the
                                                     ----- -
form of consideration to be paid in the Offer, decreases the Offer Price or the number of shares of Company Common Stock sought in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I hereto or is otherwise
                                               ----- -
materially adverse to the stockholders of the Company.

     (b)     Merger Sub may, without the consent of the Company,

     (A) extend the Offer, if, at the scheduled or extended expiration date of the Offer, any of the Offer Conditions shall have not been satisfied or waived, until such time as such conditions are satisfied or waived, for one or more periods of not more than ten (10) business days each, but in no event ending later than October 31, 2000 (the "Latest Expiration Date"); provided, that, if
                                  ------ ---------- -----   --------  ----
at the scheduled or extended expiration date of the Offer, any of the Offer Conditions set forth in Paragraph (ii) of Annex I hereto shall not have been
                                          ----- -
satisfied as of such date, then, at the Company's request, Merger Sub shall extend the Offer until such time as such conditions are satisfied or waived, for one or more periods of not more than ten (10) business days each, but in no event ending later than the Latest Expiration Date; provided, further, however,
                                                    --------  -------  -------
that, notwithstanding this clause (A), if, at the scheduled expiration date of the Offer, all of the Offer Conditions shall have been satisfied or waived other than the

Minimum Condition (other than a condition under Paragraphs (iv)(e) or (f) of Annex I under circumstances where the Company is entitled to cause an extension
----- -
pursuant to the next proviso), Merger Sub may extend (and shall extend, if requested by the Company) the Offer beyond such scheduled expiration date for only one period of not more than twenty (20) business days from such date, in the event of an extension by Purchaser, and not more than ten (10) calendar days from such date, in the event of an extension requested by the Company; provided,
                                                                       --------
further, however, that notwithstanding this clause (A), if, at the scheduled
-------  -------
expiration date of the Offer, all of the Offer Conditions shall have been satisfied or waived (other than the Minimum Condition in circumstances where the Company is entitled to cause an extension pursuant to the preceding proviso) other than the conditions set forth in Paragraphs (iv)(e) and/or (f) of Annex I
                                                                        ----- -
and the cure periods set forth in Paragraphs (iv)(e) or (f) of Annex I shall
                                                               ----- -
have not expired, at the request of the Company, Purchaser shall extend the Offer for the remainder of the applicable cure period, but not beyond the Latest Expiration Date;

     (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC")
                                                                           ---
or its staff applicable to the Offer or any period required by applicable law;

     (C) extend the Offer on one occasion for an aggregate period of not more than ten (10) business days beyond the latest expiration date described in clause (A) or clause (B) of this Section 1.01(b), if on such expiration date all of the conditions to the Offer, including the Minimum Condition, are satisfied or waived but the number of shares of Company Common Stock validly tendered and not withdrawn is less than 90% of the outstanding shares of Company Common Stock on a fully diluted basis; and

     (D) extend the Offer beyond the latest expiration date, if on such expiration date, all of the conditions to the Offer, including the Minimum Condition, are satisfied or waived, to include a "subsequent offering period" as such term is defined in Rule 14d-11 of the rules and regulations of the SEC; provided, that Merger Sub shall not be permitted to extend the Offer pursuant to
--------  ----
this clause (D) unless Merger Sub shall, and Purchaser shall cause it to, first accept and promptly pay for all shares of Company Common Stock tendered prior to the expiration of the initial offering period, as it may have been previously extended in accordance with this Section 1.01(b), and shall otherwise meet the requirements of Rule 14d-11 under the Exchange Act in connection with each such extension; provided further, that Merger Sub may not, without the consent of the
           -------- -------
Company, extend the Offer pursuant to this clause (D) for more than fifteen (15) business days from the expiration of the initial offering period as it may have been previously extended pursuant to this clause (D).

     Upon the prior satisfaction or waiver of all the conditions to the Offer, and subject to the terms and conditions of this Agreement, Merger Sub will, and Purchaser will cause Merger Sub to, accept for payment, purchase and pay for, in accordance with the terms of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as promptly as practicable after the expiration of the Offer. Purchaser shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to pay for any shares of Company Common Stock that Merger Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer. Following the purchase of shares of Company Common Stock pursuant to the Offer, Purchaser, Merger Sub and the Company shall use their reasonable best efforts to complete the transactions contemplated by this Agreement as soon thereafter as possible.

     (c) On the date of commencement of the Offer, Purchaser and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO (the "Schedule
                                                                      --------
TO") with respect to the Offer (such Schedule TO and such documents included
--
therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Offer Documents shall comply
                            ----- ---------
as to form in all material respects with the requirements of the Exchange Act (as defined herein) and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the holders of shares of Company Common Stock, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser, Merger Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Purchaser and Merger Sub agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as, and to the extent, required, by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. Merger Sub shall provide the Company and its counsel any comments Purchaser, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

     1.02.   Company Action.
             ------- ------

     (a) The Company hereby consents to the Offer, but only to the extent the Offer is made in accordance with the terms and conditions of this Agreement. In connection with the Offer, the Company shall cause its transfer agent to furnish Purchaser promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock (including non-objecting beneficial owners who are not record holders) as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in Company's possession or control regarding the beneficial owners of shares of Company Common

Stock, and shall furnish to Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as Merger Sub may reasonably request in communicating the Offer to the holders of shares of Company Common Stock. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Purchaser, Merger Sub and each of their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and, if this Agreement shall be terminated, will deliver, and will use their best efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

     (b)  On the day that the Offer is commenced, the Company shall file with the SEC and disseminate to holders of Company Common Stock, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, assuming that the
                                        -------- -----
Offer is made in accordance with the terms and conditions of this Agreement, and, subject to Sections 6.06 and 6.08, shall reflect the recommendation of the Company's Board of Directors referred to in Section 4.18. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the holders of Company Common Stock, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company, Purchaser and Merger Sub each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if, and to the extent that, it shall have become false or misleading in any material respect. The Company agrees to take all the steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Company Common Stock, in each case as, and to the extent required by, applicable federal securities laws. Purchaser and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. The Company shall provide Purchaser and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

     1.03.   Directors.
             ---------

     (a) Promptly following the purchase of, and payment for, a number of shares of Company Common Stock that satisfies the Minimum Condition, Purchaser shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and the percentage that the number of shares of Company Common Stock beneficially owned by Purchaser and/or Merger Sub (including shares of Company Common Stock accepted for payment and paid for) bears to the total number of shares of Company Common Stock outstanding, and the Company shall take all action necessary to cause Purchaser's designees to be appointed to the Company's Board of Directors, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its reasonable best efforts to cause individuals designated by Purchaser to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board and (ii) each board of directors of each Company subsidiary (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors of the Company. Notwithstanding the foregoing, in the event that Purchaser's designees are to be appointed or elected to the Company's Board of Directors, until the Effective Time, the Company shall use its reasonable best efforts to ensure that such Board of Directors shall have at least three directors who are directors on the date of this Agreement, two of whom shall be non-employee directors of the Company and one of whom shall be the current president and chief executive officer of the Company (the "Continuing Directors"); provided that in the event
                             ---------- ---------    -------- ----
that the number of Continuing Directors shall be reduced below three for any reason whatsoever, any remaining Continuing Directors (or Continuing Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Continuing Directors for purposes of this Agreement.

     (b) The Company's obligations to appoint Purchaser's designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Purchaser shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) Following the election or appointment of Purchaser's designees pursuant to Section 1.03(a) hereof and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize (and such authorization shall constitute the authorization of the Board of Directors and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Board of Directors, any amendment of the certificate of incorporation or bylaws of the Company, any extension of time for performance of any obligation or action hereunder by Purchaser or Merger Sub, or any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company.

                                   ARTICLE II

                                   THE MERGER

       2.01.   The Merger. Upon the terms and subject to the conditions herein,
               ----------
and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company. The Merger shall
 ----
occur at the Effective Time (as defined herein). Following the Merger, the Company shall continue as the surviving corporation (sometimes referred herein as the "Surviving Corporation") and Merger Sub shall cease to exist as a
        ---------------------
separate corporation.

       2.02.   Closing.  The closing of the Merger (the "Closing") will take
               -------                                   -------
place at 10:00 a.m., Boston time, on a date to be specified by Purchaser and the Company (the "Closing Date"), which shall be no later than the fifth business
              ------- ----
day after satisfaction or waiver of the conditions set forth in Articles VII, VIII and IX (other than delivery of items to be delivered at the Closing), at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, unless another date, place or time is agreed to by Purchaser and the Company.

       2.03    Effective Time. At the Closing, the parties shall cause a
               --------------
certificate of merger (the "Certificate of Merger") with respect to the Merger
                            ---------------------
to be filed and recorded in accordance with the DGCL, and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware in accordance with the DGCL, or at such later time as is specified in the Certificate of Merger (the "Effective
                                                                   ---------
Time"). The Merger shall have the effects set forth in Sections 259, 260 and 261
----
of the DGCL.

       2.04.   Certificate of Incorporation and By-Laws. The Certificate of
               ----------------------------------------
Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed as provided therein or by applicable law; provided,
                                                                   --------
that the number of authorized shares of common stock of the Surviving
----
Corporation after the Effective Time shall be 1000. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

       2.05.   Directors and Officers.  The directors of Merger Sub
               ----------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company shall be the officers of the Surviving Corporation, in each case until the earlier of his or her resignation or removal or otherwise ceasing to be a director or officer, as the case may be, or until his or her respective successor is duly elected and qualified.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

       3.01.   Conversion of Common Stock. At the Effective Time, by virtue of
               --------------------------
the Merger and without any action on the part of Purchaser, the Company or Merger Sub:

               (a) Each share of Company Common Stock owned by Purchaser or any of its subsidiaries or by the Company or by any Company Subsidiary (as defined in Section 4.04(a)) shall be cancelled and extinguished and no payment shall be made with respect thereto.

               (b) Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 3.03) and shares held by Purchaser of any of its subsidiaries or by the Company or by any Company Subsidiary), shall be cancelled and extinguished and automatically converted into and become the right to receive in cash from Purchaser an amount equal to the Merger Consideration.

               (c) All of the shares of Company Common Stock converted into the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Certificate") previously
                                              -----------
representing any such shares of Company Common Stock shall thereafter represent the right to receive the Merger Consideration. Certificates previously representing shares of Company Common Stock shall be exchanged for the Merger Consideration upon the surrender of such Certificates in accordance with Section
3.05 hereof, without any interest thereon.

               (d) Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall become one share of common stock, $0.01 par value per share, of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

       3.02.   Company Options.
               ---------------

               (a)  At the Effective Time, each option (each, an "Option") to
                                                                  ------
purchase shares of Company Common Stock pursuant to employee or other stock option plans of the Company (the "Company Stock Option Plans"), which has not
                                  ------- ----- ------ -----
otherwise been exercised, shall become 100% vested and immediately exercisable. Each holder of such an Option outstanding as of the Effective Time shall be entitled to receive in full satisfaction of such Option, and Purchaser shall cause to be mailed to each such holder, promptly following the Closing Date, and, in any event, within five

(5) business days thereafter, a cash payment in an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, multiplied by the number of shares of Company Common Stock covered by such Option. Prior to the Effective Time, the Company shall provide written notice of the terms of this Section 3.02 to each holder of an Option.

               (b) Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of any option plan or arrangement or obtaining optionee consents) that are necessary to give effect to the transactions contemplated by Section 3.02(a) hereof.

       3.03.   Dissenting Shares. Each share of Company Common Stock that,
               -----------------
immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to
Section 262 of the DGCL and who, after the Effective Time, perfects and does not withdraw its right to appraisal (such shares, collectively, "Dissenting Shares")
                                                             ---------- ------
will be converted into the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL. The Company shall give Purchaser prompt notice of any demands received by the Company for appraisal, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands. If Purchaser and Merger Sub are not required by the DGCL to obtain the approval of the other stockholders of the Company in order to effectuate the Merger and can effect the Merger without holding a meeting of such stockholders, Purchaser and Merger Sub will effect the Merger and, promptly thereafter, will provide notice to the stockholders of the Company, as required by Section 262 of the DGCL, that the Merger has become effective and that such stockholders are entitled to exercise their dissenters' rights in accordance with the DGCL.

       3.04.   Purchaser to Deposit Aggregate Merger Consideration  As needed,
               ---------------------------------------------------
Purchaser shall pay to a bank or trust company selected by Purchaser and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of
                                           -------- -----
the holders of Certificates, for exchange in accordance with this Article III, such amount of cash as is sufficient from time to time to pay the aggregate Merger Consideration which holders of Company Common Stock are entitled to receive pursuant to Section 3.01(b) hereof and the amounts to be paid to holders of unexercised options under Company Stock Option Plans pursuant to Section 3.02 hereof. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 3.04 that remains unclaimed by holders of Company Common Stock eighteen months after the Effective Time shall be returned to Purchaser, upon demand, and any such holder who has not exchanged such shares for the Merger Consideration in accordance with this Agreement shall thereafter look only to the Surviving Corporation and Purchaser for payment of the Merger Consideration in respect of such shares without any interest thereon; provided, however, that from and after the date which is
                  --------  -------
forty-eight months after the Effective Time, any portion of the Merger Consideration that remains unclaimed by holders of Company Common Stock shall become, to the extent permitted by applicable law, the property of Purchaser free and clear of any claims or interest of any Person previously entitled thereto. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Purchaser upon demand.

       3.05.   Exchange of Shares.  As soon as practicable after the Effective
               ------------------
Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration is to be paid to a person or entity other than the person or entity in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person or entity requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person or entity other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       3.06.   No Transfers.  After the Effective Time, no transfers of shares
               ------------
of the Company Common Stock will be made in the stock transfer books of the Company. If, after the Effective Time, any Certificate is presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent or the Exchange Agent, such Certificates will be canceled and exchanged in accordance with Section 3.05.

       3.07.   No Liability.  Neither the Surviving Corporation nor the Exchange
               ------------
Agent shall be liable to any person in respect of any shares (or dividends or distributions with respect thereto) or cash payments delivered to a public official pursuant to any applicable escheat, abandoned property or similar law.

       3.08.   Lost Certificates. In the event that any Certificate has been
               -----------------
lost, stolen, or destroyed, then upon receipt of appropriate evidence as to the ownership, loss, theft, or destruction of such Certificate and of a customary indemnification agreement, Purchaser or its transfer agent or the Exchange Agent will issue in exchange for the lost, stolen, or destroyed Certificate, the Merger Consideration; provided,
                                                                      --------
however, that notwithstanding the foregoing, the record holder of any such
-------
Certificate representing Dissenting Shares shall instead retain the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL.

       3.09.   Other Funding.  Prior to the Effective Time, the Purchaser shall
               -------------
enter into arrangements for the timely payment of the indebtedness and other amounts set forth in Section 3.09 of the Company Disclosure Schedule (as defined in Article 4). In addition, prior to the Effective Time, the Purchaser shall make arrangements reasonably satisfactory to the Company for the payment on the Closing Date of the fees and expenses of Tanner & Co., Inc. and all payments required to be made by the Company and described in Section 3.09 of the Company Disclosure Schedule.

       3.10.   Further Assurances. At and after the Effective Time, the officers
               ------------------
and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

       3.11.   Adjustments.  If, during the period between the date of this
               -----------
Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment, or stock dividend with a record date during such period, but excluding any change resulting from the issuance of shares upon exercise of Options, warrants or other rights to acquire Company Common Stock outstanding on the date of this Agreement in accordance with their terms, the cash payable pursuant to the Offer, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

       3.12.  Withholding Rights. Each of the Surviving Corporation and
              ------------------
Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any person or entity pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Purchaser, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Options in respect of which the Surviving Corporation or Purchaser, as the case may be, made such deduction and withholding.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the SEC Filings (as defined in Section 4.05 below) or on the disclosure schedule delivered by the Company to Purchaser on the date hereof (the "Company Disclosure Schedule"), the Section numbers of which are
             ---------------------------
numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby makes the following representations and warranties to
Purchaser:

     4.01.  Incorporation; Authority.
            ------------------------

            (a) Each of the Company and each Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each of the Company and each Company Subsidiary is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not reasonably be expected to have a Company Material Adverse Effect (as defined below)

            (b) The Company has previously made available to Purchaser true and complete copies of the charter and bylaws or other organizational documents of the Company and each Company Subsidiary as in effect on the date of this Agreement, and none of the Company or any Company Subsidiary is in default in any material respect in the performance, observation or fulfillment of such documents.

            (c)  For purposes of this Agreement a "Company Material Adverse
                                                   ------------------------
Effect" means a material adverse effect on the assets, properties, business,
------
results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole; provided, however, that (i) litigation arising
                                --------  -------
out of or resulting from the Merger, (ii) actions and omissions of the Company taken with the prior written consent of Purchaser, (iii the direct effects of compliance with this Agreement on the operating performance of the Company including expenses incurred by the Company in consummating the transactions contemplated by this Agreement, (iv) termination of Material Contracts (as defined in Section 4.08 hereof) in accordance with their terms, (v) changes in generally accepted accounting principles, (vi) changes in general economic conditions in the United States or changes affecting generally the industries in which the Company operates, or (vii) any changes or effects as a result of the announcement of the Merger, shall not in and of themselves be considered a Company Material Adverse Effect.

     4.02.  Authorization and Enforceability.  The Company has the corporate
            --------------------------------
power and authority to enter into, execute and deliver this Agreement and, subject, in the case of consummation of the Merger to the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other action on the part of the Company or its stockholders is necessary to consummate the transactions contemplated hereby (other than adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company.

     4.03.  Capitalization.  The authorized capital stock of the Company
            --------------
consists of (i) 15,000,000 shares of Company Common Stock, of which 7,463,357 shares were issued and outstanding as of July 21, 2000, and (ii) 1,000,000 shares of preferred stock, par value $0.50 per share, none of which was issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and issued free of pre-emptive rights. In addition, as of the close of business on June 30, 2000, there were 1,596,085 shares of Company Common Stock reserved for issuance upon exercise of outstanding Options. Section 4.03(a) of the Company Disclosure Schedule includes a true and complete list of all the Options outstanding as of June 30, 2000, and the exercise prices of such Options. Except (i) for the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date hereof, (ii) as referred to in this
Section 4.03, or (iii) as reflected in Section 4.03(b) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Company to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Company Common Stock or any other equity security of the Company or any Company Subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company or any Company Subsidiary or obligating the Company to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other agreements. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. To the knowledge of the Company, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company, except as set forth in Section 4.03(c) of the Company Disclosure Schedule. The Company has no outstanding bonds, debentures, notes or other indebtedness which have the right to vote on any matters on which stockholders may vote.

     4.04.  Company Subsidiaries.
            --------------------

            (a) Section 4.04(a) of the Company Disclosure Schedule sets forth all of the Company Subsidiaries and the jurisdiction in which each is incorporated or organized. Except as set forth in Section 4.04(a) of the Company Disclosure Schedule, all issued and outstanding shares or other equity interests of each Company Subsidiary are owned directly by the Company free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Company Subsidiary" means any corporation, partnership or
                    ------------------
other organization, whether incorporated or unincorporated, (i) of which the Company or any Company Subsidiary is a general partner or (ii) at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by the Company or by any Company Subsidiary, or by the Company and one or more Company Subsidiaries.

            (b) There are not as of the date hereof, and at the Effective Time there will not be, any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Company Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, shares of the capital stock or other securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Company Subsidiary.

     4.05.  SEC Filings; Financial Statements.
            ---------------------------------

            (a) The Company previously has made available to Purchaser its (a) Annual Report on Form 10-K for its fiscal year ended June 30, 1999, as amended on Form 10-K/A on July 5, 2000 (the "Company 10-K"), as filed with the
                                     ------------
Securities and Exchange Commission (the "SEC"), (b) the proxy statements
                                         ---
relating to the Company's meeting of stockholders held after June 30, 1999 and
(c) all other documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since June 30, 1999
                                       ------------
(collectively, the "SEC Filings").  As of their respective dates, the SEC
                    -----------
Filings complied, and all documents filed by the Company with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in each case in all material respects, with applicable SEC requirements and as of their respective dates did not, or in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since June 30, 1999, the Company has timely filed, and between the date of this Agreement and the Closing Date will timely file, with the SEC all reports required to be filed by it under the Exchange Act. No Company Subsidiary is required to file any form, report or other document with the SEC.

            (b) The consolidated financial statements contained in the Company 10-K and in the Company's quarterly reports on Form 10-Q for the quarter ended March 26, 2000 as amended on Form 10-Q/A on July 5, 2000 (the "Company 10-Q")
                                                               ------------
and each of the quarters ended September 26, 1999, as amended on Form 10-Q/A on July 6, 2000 and December 26, 1999, as amended on Form 10-Q/A on July 6, 2000 present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and the Company Subsidiaries as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject in the case of the unaudited financial statements to normal year-end adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

     4.06.  Absence of Undisclosed Liabilities.  Since June 30, 1999, the
            ----------------------------------
Company has not incurred any liabilities of any nature in excess of $1,000,000, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), other than liabilities (a) adequately reflected or reserved against on the balance sheet contained in the Company 10-K or reflected in the notes thereto, (b) reflected in the Company's unaudited consolidated balance sheet dated March 26, 2000, included in the Company 10-Q or reflected in the notes thereto, (c) included in Section 4.06 of the Company Disclosure Schedule, (d) incurred since March 26, 2000 in the ordinary course of business consistent with past practice,
(e) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (f) incurred after the date of this Agreement in compliance with Section 6.01.

     4.07.  Absence of Certain Events.  Since June 30, 1999, except to the
            -------------------------
extent permitted by Section 6.01 or any other provision of this Agreement, (a) there has not been any event that has had or would reasonably be expected to have a Company Material Adverse Effect; (b) the Company and each Company Subsidiary has operated its business in the ordinary course of business consistent with past practice; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Company Subsidiary; (d) there has not been any amendment of any material term of any outstanding security of the Company or any Company Subsidiary; (e) there has not been any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money (including under the Company's revolving credit facility) in excess of $500,000;
(f) there has not been any making of any loan, advance or capital contributions to, or investment in, any corporation, association, partnership, limited liability company, organization, business, or individual (each, a "Person"), other than loans, advances or capital contributions to, or
 ------
investments in, Company Subsidiaries made in the ordinary course of business consistent with past practices and in no event in excess of $500,000; (g) there has not been any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Company Subsidiary that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (h) there has not been any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any Company Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles or by Regulation S-X under the Exchange Act; (i) there has not been any (A) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any Company Subsidiary, (B) increase in benefits payable under any existing severance or termination pay policies or employment agreements, any entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Company Subsidiary, (C) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any Company Subsidiary, or (D) any increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any Company Subsidiary, other than (in the case of clause (D)) increases made in the ordinary course of business consistent with past practices; (j) to the knowledge of the Company, there has not been any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Company Subsidiary, which employees were not subject to a collective bargaining agreement at June 30, 1999, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, or (k) any creation or incurrence by the Company or any Company Subsidiary of any lien on any material assets, except (A) liens disclosed on the balance sheet included in a Company 10-Q, (B) liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on such balance sheet) or (C) liens which do not materially detract from the value or materially interfere with any present use of such assets.

     4.08.  Contracts and Other Agreements.
            ------------------------------

            (a) Except as set forth in Section 4.08 of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by, and neither they nor their properties are subject to, any of the following (each, a "Material Contract"): (i) any contract
                                           -----------------
or other
agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the SEC which is not disclosed in the Company 10-K or in any quarterly report on Form 10-Q or current report on Form 8-K filed by the Company since June 30, 1999, (ii) any written management, compensation, employment or other contract entered into with any executive officer or director of the Company or a Company Subsidiary, (iii) any contract or agreement under which the Company or a Company Subsidiary has any outstanding indebtedness, obligation or liability for borrowed money or the deferred purchase price of property or has the right or obligation to incur any such indebtedness, obligation or liability, in each case in an amount greater than $500,000 individually or $1,000,000 in the aggregate;
(iv) any noncompete agreement to which the Company or any Company Subsidiary is a party which (A) imposes material restrictions on the Company or any Company Subsidiary or (B) was entered into by the Company or such Company Subsidiary in the last seven (7) years; (v) any partnership or joint venture agreement which is material to the conduct of the Company's or a Company Subsidiary's business;
(vi) any agreement under which the Company or a Company Subsidiary has agreed to indemnify any other party in an amount that would reasonably be expected to be greater than $500,000; and (vii) any agreement relating to material business acquisitions or dispositions, including any separate tax or indemnification agreements. All of such Material Contracts are valid, subsisting, in full force and effect in all material respects, binding upon the Company or the applicable Company Subsidiary in all material respects, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company and the Company Subsidiaries are not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder except for any such defaults that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

            (b) Except as set forth in Section 4.08 of the Company Disclosure Schedule, to the Company's knowledge, no executive officer or director of the Company or a Company Subsidiary has, directly or indirectly (through another entity in which such person has a material interest, other than as the holder of less than 5% of a class of capital stock), any material interest in any property or assets of the Company (except as a stockholder) or a Company Subsidiary, any competitor, customer, supplier or agent of the Company or a Company Subsidiary or any person that is currently a party to any material contract or agreement with the Company or a Company Subsidiary.

            (c) The Company and each Company Subsidiary has good fee simple title to, or in the case of leased property and assets has valid leasehold interests in, all real property reflected on the balance sheet included in the Company 10-K or acquired after June 30, 1999, except for properties sold since June 30, 1999 in the ordinary course of business consistent with past practices and except for such imperfections in title and easements, if any, as are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the present use of the property subject thereto or affected thereby or otherwise materially impair the Company's business operations. None of such property is subject to any lien, except (i) liens disclosed on the balance sheet included in the Company 10-K,
(ii) liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on such balance sheet) or
(iii) liens which do not materially detract from the value or materially interfere with any present use of such property or assets.

     4.09.  Compliance with Laws.
            --------------------

            (a) Except as set forth in Section 4.09 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of their businesses or to any of their facilities (collectively, "Permits"); such Permits are in full
                                           -------
force and effect in all material respects; and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any Permit.

            (b) Except as set forth in Section 4.09 of the Company Disclosure Schedule, the Company and the Company Subsidiaries are not in violation of and have no liabilities, whether accrued, absolute, contingent or otherwise, under any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations of or liabilities under any of the foregoing which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     4.10.  Legal Proceedings.  Section 4.10 of the Company Disclosure Schedule
            -----------------
sets forth, as of the date of this Agreement, a list of all outstanding orders, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Company, any Company Subsidiary or any of their assets or properties. Except for any order, judgment, injunction, decree or requirement first put into effect after the date of this Agreement which would not reasonably be expected to have a Company Material Adverse Effect, there is no order, judgment, injunction, decree or requirement that (i) is reasonably likely to result in a liability to the Company or any Company Subsidiary of an amount in excess of $500,000, which liability is ether;
(a) uninsured, (b) insured but has not been accepted by the applicable insurer without a reservation of rights or (c) insured under a policy with a deductible in excess of $500,000, (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer, the Merger or any of the transactions contemplated hereby or thereby or (iii) insofar as can reasonably be foreseen, in the future would reasonably be likely to have a Company Material Adverse Effect. Section 4.10 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list, of all actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary or any of their securities, assets or properties. Except for any action, suit, claim or proceeding filed or first threatened after the date of this Agreement which would not reasonably be expected to have a Company Material Adverse Effect, there is no action, suit, claim or proceeding pending, or to the knowledge of the Company, threatened, against the Company, any Company Subsidiary or any of their securities, assets or properties that (i) is reasonably likely to result in a liability to the Company or any Company Subsidiary of an amount in excess of $500,000, which liability is ether; (a) uninsured, (b) insured but has not been accepted by the applicable insurer without a reservation of rights or (c) insured under a policy with a deductible in excess of $500,000, (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer, the Merger or any of the transactions contemplated hereby or thereby or (iii) insofar as can reasonably be foreseen, in the future would reasonably be likely to have a Company Material Adverse Effect.

     4.11.  Intellectual Property.
            ---------------------

            (a) The Company and the Company Subsidiaries own, or are licensed to use, or otherwise have the right to use, all patents, trademarks, service marks, trade names, trade secrets, franchises, inventions, domain names, copyrights, and all other technology and intellectual property, all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or from the Company or a Company Subsidiary relating to any of the foregoing, in each case, that are material to their businesses as presently conducted (collectively, the "Company Intellectual
                                                            --------------------
Property").
--------

            (b) A list of all material registered copyrights, trademarks, service marks, trade names, patents and patent applications held by the Company or a Company Subsidiary, as of the date of this Agreement, is included in
Section 4.11 of the Company Disclosure Schedule. All patents, registered trademarks and copyrights set forth on the list referred to above are valid and subsisting in all material respects.

            (c) Neither the Company nor any Company Subsidiary has received any written notice or claim of infringement from any third party. To the Company's knowledge, there is no existing or threatened infringement by any third party on, or any competing claim of right to use or own any of, the Company Intellectual Property that is material to the Company's business. Except as disclosed in Section 4.11 of the Company Disclosure Schedule, to the Company's knowledge, the Company and the Company Subsidiaries have the unencumbered right to sell their products and services (whether now offered for sale or under development) free from any royalty, license fees or other similar obligations to third parties (other than de minimis obligations).

            (d) Except as set forth in Section 4.11 of the Company Disclosure Schedule, to the knowledge of the Company, none of the activities of the employees of the Company or any Company Subsidiary on behalf of such entity violates in any material respect any agreement or arrangement which any such employees have with former employers. The policies and procedures of the Company and the Company Subsidiaries, as of the date of this Agreement, designed to establish and protect the Company Intellectual Property are described in Section 4.11 of the Company Disclosure Schedule. To the Company's knowledge, all employees and consultants who contributed to the discovery or development of any of the Company Intellectual Property (other than Company Intellectual Property licensed to the Company or a Company Subsidiary by any party other than a consultant to the Company or a Company Subsidiary) did so either (i) within the scope of his or her employment or (ii) pursuant to written agreements assigning all Company Intellectual Property arising therefrom to the Company or a Company Subsidiary.

     4.12.  Insurance.  Section 4.12 of the Company Disclosure Schedule sets
            ---------
forth a true and complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary is in default with respect to any material provision contained in such policy or binder nor has any of the Company or a Company Subsidiary failed to give any material notice or present any claim under any such policy or binder in due and timely fashion. There are no material outstanding unpaid claims under any such policy or binder. Neither the Company nor any Company Subsidiary has received notice of cancellation or non-renewal of any such policy or binder, except where receipt of such notice would not reasonably be expected to have a Company Material Adverse Effect.

     4.13.  Tax Matters.
            -----------

            (a)  For purposes of this Agreement, the term "Tax" (and, with
                                                           ---
correlative meaning, "Taxes" and "Taxable") means all United States federal,
                      -----       -------
state, and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, fees, levies, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, including any liability for taxes of a predecessor entity. "Tax Return" means any return, declaration, document,
                        ----------
report, claim for refund, or information return or statement filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or imposition of any Taxes.

            (b) Except where the failure to do so would not be reasonably expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary (referred to for purposes of this Section 4.13, collectively, as the "Seller Companies") have timely filed all Tax Returns that were required to be
 ----------------
filed by any of them on or prior to the date hereof, taking into account any applicable extensions (the "Filed Tax Returns").
                            -----------------

          (c) The Seller Companies have paid all Taxes shown as being due on the Filed Tax Returns.

          (d) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns, other than such additional Taxes as are being contested in good faith and which if determined adversely to the Seller Companies would not be reasonably expected to have a Company Material Adverse Effect. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Seller Companies, which if determined adversely to the Seller Companies would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no material Tax Return of any of the Seller Companies is now under examination by any applicable taxing authority. There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Seller Company, except for such liens for Taxes which would not have a Company Material Adverse Effect.

          (e) Except with respect to intra-Seller Company agreements made or required under the federal consolidated tax return regulations, or any such agreement entered into in compliance with this Agreement, none of the Seller Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

          (f) None of the Seller Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Seller Companies was the parent.

          (g) Except as set forth in Section 4.13(g) of the Company Disclosure Schedule, none of the Seller Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G.

          (h) The charges, accruals and reserves for Taxes with respect to the Seller Companies for any tax period (or portion thereof) ending on or before March 26, 2000 (including any tax period for which no Tax Return has yet been filed) reflected on the Company 10-Q are adequate in all material respects to cover such Taxes.

          (i) None of the Seller Companies is, nor has any of the Seller Companies been within two years prior to the date hereof, either a "controlled corporation" or a "distributing corporation" as defined in Section 355(a)(1)(A) of the Code with respect to a transaction that was intended to comply with
Section 355(a)(1)(A) and (c)(1) of the Code.

            (j) None of the Seller Companies is, nor has any of the Seller Companies been within five years of the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Code.

     4.14.  Employee Benefit Plans.
            ----------------------

            (a) Except as described in Section 4.14 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary now maintains or contributes to, nor has any outstanding liability with respect to, any material written pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company or any Company Subsidiary. Each of the arrangements set forth in Section 4.14 of the Company Disclosure Schedule is hereinafter referred to as an "Employee Benefit Plan."
                               ---------------------

            (b) The Company has made available to Purchaser true, correct, and complete copies of each material Employee Benefit Plan, and with respect to each such plan (i) any associated trust, custodial, insurance, or service agreements,
(ii) the most recent annual report and summary plan descriptions submitted to any governmental agency or distributed to participants or beneficiaries thereunder, and (iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings
  ---
expressly applicable thereto.

            (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance in all material respects with the terms of such plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the
                                                              -----
Code and applicable to such plan.

            (d)  (i)   There is no pending, or to the Company's knowledge,
threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or to the Company's knowledge, any fiduciary or service provider thereof relating to such Plan, which if determined adversely to the Company, would, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                 (ii) Neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur prior to the Effective Time, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of the Company or any Company Subsidiaries or Purchaser after the Effective Time. "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under
Section 414 of the Code.

                 (iii) No Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction that would subject the Company or any Company Subsidiary directly or indirectly to liability under
Section 409 or 502(i) of ERISA or Section 4975 of the Code.

                 (iv) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

            (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all material amounts that the Company or any Company Subsidiary is required, under the terms of each such plan, to have paid as contributions to that plan as of the end of the most recently ended plan year of that plan.

            (f) Except as described on Section 4.14 of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Company or any Company Subsidiary or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

            (g) Except as described in Section 4.14 of the Company Disclosure Schedule, there has been no amendment to, or written interpretation by the Company relating to, or Company effected change in employee participation or coverage under, any Employee Benefit Plan which would increase materially the expense of maintaining such Employee Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 1999.

            (h) Except as described in Section 4.14 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or labor organization.

            (i) No Employee Benefit Plan is a multi-employer plan (within the meaning of Section 3 of ERISA).

     4.15.  Employee Relations.  Except as described in Section 4.15 of the
            ------------------
Company Disclosure Schedule and except for any work stoppage or labor strike against the Company or any Company Subsidiary which arises after the date of this Agreement which would not reasonably be expected to have a Company Material Adverse Effect, no work stoppage or labor strike against the Company or any Company Subsidiary is pending or, to the Company's knowledge, threatened. Neither the Company nor any Company Subsidiary is involved in or, to the knowledge of the Company, threatened with, any material labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, directly or indirectly result in material liability to the Company. As of the date of this Agreement, no union organizing campaign or activity with respect to non-union employees of the Company or any Company Subsidiary is ongoing, pending or, to the knowledge of the Company, threatened.

     4.16.  Environmental Matters
            ---------------------

            (a) Except as disclosed in documents filed prior to the date hereof by the Company with the SEC under the Exchange Act or as described in Section 4.16(a) of the Company Disclosure Schedule, and except for such matters that, individually or in the aggregate, are not reasonably likely to have or cause a Company Material Adverse Effect: (i) the Company and the Company Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 4.16(b)); (ii) as of the date of this Agreement, the properties currently owned, leased or operated by the Company and the Company Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 4.16(c)); (iii) the properties formerly owned, leased or operated by the Company or any of the Company Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of the Company Subsidiaries; (iv) as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party; (v) neither the Company nor any of the Company Subsidiaries have released any Hazardous Substance except in compliance with applicable law and in a manner that would not reasonably be expected to result in a liability to the Company or any Company Subsidiary; and (vi) as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of the Company Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law.

            (b)  As used herein, the term "Environmental Law" means any and all
                                           -----------------
federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any pollutant, contaminant, toxic substance or any hazardous substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            (c)  As used herein, the term "Hazardous Substance" means any
                                           -------------------
substance that is: (i) listed, classified, regulated or which falls within the definition of a "hazardous substance" or "hazardous material" pursuant to or is otherwise regulated by any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

            (d) As of the date of this Agreement, the Company and the Company Subsidiaries own no real property except as set forth in the Company 10-K or the Company 10-Q.

     4.17.  No Breach.  Except for (a) filings with the SEC under the Exchange
            ---------
Act, (b) the filing of the Certificate of Merger with the Secretary of State of Delaware, (c) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR Act") or any foreign
                                                    -------
Antitrust Law (as defined in Section 6.09(d)), (d) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities or takeover laws, whether state or foreign and (e) matters listed in Section 4.17 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Company or any Company Subsidiary is a party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to the Company or the Company Subsidiaries or by which any of the Company's or the Company Subsidiaries' assets or properties is bound, (iv) violate any Permit, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (vi) result in the creation of any lien or other encumbrance on the assets or properties of the Company or a Company Subsidiary, excluding from the foregoing clauses (ii), (iii), (iv), (v) and (vi) violations, breaches, defaults and encumbrances which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or interfere in any material respect with the ability of the Company to consummate the transactions contemplated hereby.

     4.18.  Board Approval.  The Board of Directors of the Company has (i)
            --------------
approved this Agreement, the Offer and the Merger, and (ii) determined (a) that the Offer and the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders, (b) to recommend the acceptance of the Offer by the Company's stockholders, and (c) to recommend this Agreement and the Merger for approval and adoption by the Company's stockholders.

     4.19.  Anti-Takeover Laws.  Except with respect to compliance by Purchaser
            ------------------
with the New Hampshire Security Takeover Disclosure Act (Chapter 421-A), the Company has taken all action necessary such that no "fair price," "control share acquisition," "business combination" or similar statute (including Section 203 of the DGCL) will apply to the Offer, the Merger or the execution, delivery or performance of this Agreement or the Shareholders Agreements. The Company does not have any shareholder rights agreement or poison pill.

     4.20.  Opinion of the Company's Financial Advisor.  The Company has
            ------------------------------------------
received the opinion of Tanner & Co., Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

     4.21.  Brokerage.  Other than Tanner & Co., Inc., no broker, finder, agent
            ---------
or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Company, or any action taken by the Company.

     4.22.  Investment Company Act.  Neither the Company nor any Company
            ----------------------
Subsidiary is an "Investment Company" within the meaning of such term under the Investment Company Act of 1940.

     4.23.  Company Information.
            -------------------

            (a) The information relating to the Company and the Company Subsidiaries to be contained in the Offer Documents or any amendments or supplements thereto to be filed with the SEC in connection with the Offer, to the extent such information is provided in writing by the Company expressly for use therein, will, at the time filed with the SEC, at the time mailed to holders of shares of Company Common Stock and at the time of the consummation of the Offer, not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of circumstances under which were made, not misleading.

            (b) (i) The Company Proxy Statement (as defined in Section 6.06(c) hereof), as supplemented or amended, if applicable, will, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, and (ii) the Schedule 14D-9 or any amendments or supplements thereto and any other document required to be filed with the SEC or any regulatory agency by the Company in connection with the transactions contemplated hereby, will, at the time of the filing of such document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.23(b) will not apply to statements or omissions included in such documents based upon information furnished to the Company in writing by Purchaser specifically for use therein.

            (c) If, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of the Company Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, (i) the Schedule 14D-9 or the Company Proxy Statement, such amendment or supplement (which Purchaser shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company or (ii) the Offer Documents, the Company shall promptly notify Purchaser and provide Purchaser with such information as is necessary to allow Purchaser to prepare such amendment and supplement.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser and Merger Sub, jointly and severally, hereby make the following representations and warranties to the Company:

     5.01.  Corporate Organization.  Purchaser is a corporation duly organized,
            ----------------------
validly existing and in good standing under the laws of its state of incorporation. Purchaser has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to Purchaser, a material adverse effect on the assets, properties, business or financial condition of Purchaser. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Shareholders

Agreements and, prior to the Effective Time, will not have engaged in any other business activities.

     5.02.  Authority.  Purchaser has all requisite corporate power and
            ---------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Purchaser and by Purchaser as the sole stockholder of Merger Sub. No other corporate proceedings on the part of Purchaser or Merger Sub are necessary to consummate the Merger. This Agreement has been duly executed and delivered by Purchaser and Merger Sub and constitutes a valid and binding obligation of Purchaser and Merger Sub.

     5.03.  No Breach.  Except for (a) filings with the SEC under the Exchange
            ---------
Act, (b) the filing of the Certificate of Merger with the Secretary of State of Delaware, (c) the filing of a Notification and Report Form under the HSR Act or any foreign Antitrust Law and (d) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities or takeover laws, whether state or foreign, the execution, delivery and performance of this Agreement by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Purchaser or Merger Sub, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which either Purchaser or Merger Sub is a party or to which it or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to Purchaser or Merger Sub or by which any of Purchaser's or Merger Sub's assets or properties is bound, (iv) violate any license, permit, franchise, order or approval applicable to either Purchaser or Merger Sub or their respective businesses, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (vi) result in the creation of any lien or other encumbrance on the assets or properties of Purchaser or Merger Sub, excluding from the foregoing clauses (iii), (iv), (v) and (vi) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not reasonably be expected to have a material adverse effect on the assets, properties, business or financial condition of Purchaser or Merger Sub or interfere with the ability of Purchaser or Merger Sub to consummate the transactions contemplated hereby.

     5.04.  Broker's Fees.  Neither Purchaser nor any of its officers,
            -------------
directors, employees, or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for legal, accounting and other professional fees payable in connection with the Merger. Purchaser will be responsible for the payment of all such fees.

     5.05.  Legal Proceedings.  There is no suit, action or proceeding pending
            -----------------
or, to the knowledge of Purchaser, threatened, against Purchaser or Merger Sub or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially adversely affect Purchaser's or Merger Sub's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against Purchaser or Merger Sub having, or which insofar as reasonably can be foreseen, in the future would be reasonably likely to have, any such effect.

     5.06.  Availability of Funds.  Purchaser has now, or will have prior to the
            ---------------------
expiration of the Offer, sufficient immediately available funds, in cash, to pay all amounts necessary to consummate the Offer and the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby. Purchaser's ability to pay the aggregate Merger Consideration and to perform Purchaser's other obligations hereunder is not contingent on Purchaser or any of its affiliates' raising any equity capital, obtaining specific financing thereof, or obtaining the consent of any lender.

     5.07.  Purchaser Net Worth.  As of the date hereof, the total net worth of
            -------------------
Purchaser is, and until the Effective Time, the total net worth of Purchaser shall be, at least $900,000,000. On or prior to the date hereof, Purchaser has delivered to the Company a certificate to the foregoing effect executed by the treasurer of Purchaser.

     5.08.  Board Approval.  The Board of Directors of Purchaser, at a meeting
            --------------
duly called and held, has by at least a majority vote of those directors present
(i) approved the Offer and the Merger, and (ii) authorized the signatory officers to execute and deliver this Agreement.

     5.09.  Confidentiality Agreement.  At all times since the execution
            -------------------------
thereof, Purchaser has been and continues to be in compliance in all respects with the terms of the Confidentiality Agreement (as defined in Section 6.02 hereof).

     5.10.  Purchaser Information.
            ---------------------

     (a) The information relating to Purchaser and its subsidiaries to be contained in the Company Proxy Statement, the Schedule 14D-9, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by Purchaser, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, and (ii) in the case of the Offer Documents, the
Schedule 14D-9 or any amendments or supplements thereto or any other document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the transactions contemplated by this Agreement other than the Company Proxy Statement, at the time of the filing of such document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

            (b) If, at any time prior to the Effective Time, any event with respect to Purchaser, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment or a supplement to, (i) the Company Proxy Statement or the Schedule 14D-9, Purchaser shall promptly so advise the Company and provide to the Company such information as necessary to allow the Company to prepare such amendment or supplement or (ii) the Offer Documents, such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

                                  ARTICLE VI

                           COVENANTS AND AGREEMENTS

     6.01.  Conduct of Business.  Except with the prior written consent of
            -------------------
Purchaser and except as otherwise referred to in Section 6.01 of the Company Disclosure Schedule, during the period from the date hereof to the Closing Date, the Company shall observe the following covenants:

            (a)  Affirmative Covenants Pending Closing.  The Company shall:
                 -------------------------------------

                 (i) Preserve the Business; Maintain Properties, Contracts. Use reasonable commercial efforts to preserve the business of the Company and the Company Subsidiaries, and perform and comply in all material respects with the terms of the Material Contracts;

                 (ii) Operate in the Ordinary Course of Business. Operate each of the Company's and the Company Subsidiaries' business solely in the ordinary course consistent with past practices;

                 (iii) Protect Intellectual Property Rights. Use reasonable commercial efforts to preserve and protect the Company Intellectual Property;

                 (iv) Retain Employees. Use reasonable commercial efforts to preserve intact and keep available the services of present employees of the Company and the Company Subsidiaries;

                 (v) Comply with the Options. Take all actions necessary with respect to the Options to effectuate the terms of this Agreement, provided, however, that Purchaser shall have the right to approve any agreements to modify terms of the underlying instruments; and

                 (vi) Maintain Insurance. Use reasonable commercial efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement.

            (b)  Negative Covenants Pending Closing.  The Company shall not, and
                 ----------------------------------
shall cause each such Company Subsidiary not to:

                 (i) Dispose of Assets. Sell or transfer, or mortgage, pledge, lease or otherwise encumber any of its assets, including the Company Intellectual Property, other than sales or transfers of inventory in the ordinary course of business and other than for sales or transfers of assets in amounts not exceeding $250,000 in the aggregate;

                 (ii) Incur Liabilities. (A) Incur any indebtedness for borrowed money, or (B) incur any obligation or liability or enter into any contracts or commitments involving potential payments to or by the Company or any Company Subsidiary of $250,000 or more (in the case of (B), other than indebtedness for borrowed money and obligations or liabilities arising from the sales or transfers of inventory in the ordinary course of business);

                 (iii) Pay Compensation. Increase the compensation payable to any officer, director, employee, agent or consultant other than in the ordinary course of business consistent with past practices; or enter into any employment, severance or other agreement with any officer or director of the Company or a Company Subsidiary; or adopt, or increase the benefits under, any employee benefit plan, except as required by law;

                 (iv) Change Capital Stock. Make any change in the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of, any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, or declare or pay any dividend or other distribution with respect to any shares of its capital stock, or sell or transfer any shares of its capital stock, or redeem or otherwise repurchase any shares of its capital stock, except upon the exercise or conversion of convertible securities outstanding on the date of this Agreement and disclosed herein;

                 (v) Amend Charter and By-Laws. Cause, permit or propose any amendments to the Certificate of Incorporation or By-laws of the Company or any Company Subsidiary;

                 (vi) Make Acquisitions. Make, or permit to be made, any acquisition of property or assets, other than acquisitions of supplies or raw materials in the ordinary course of business or acquisitions of other properties or assets (other than real property or equity interests in any Person) in an amount not to exceed $100,000 individually or $500,000 in the aggregate;

                 (vii) Expend Capital. Except as contemplated in the capital budget of the Company referenced in Section 6.01 of the Company Disclosure Schedule, authorize any single capital expenditure in excess of $100,000 or capital expenditures which in the aggregate exceed $500,000;

                 (viii) Change Accounting Policies. Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles or cash maintenance policies or procedures used by it or restate, or become obligated to restate, the financial statements included in the Company 10-K or the Company 10-Q;

                 (ix) Make Changes Relating to Taxes. Settle or compromise any material federal, state, local or foreign Tax liability, change any annual tax accounting period, make any tax election not required by law, change any method of Tax accounting, enter into any closing agreement relating to any Tax, or surrender any right to claim a Tax refund;

                 (x) Settle Legal Proceedings. Settle or compromise any pending or threatened suit, action or claim not covered by insurance in excess of $500,000 in the aggregate or which relates to the transactions contemplated hereby;

                 (xi) Enter into Extraordinary Transactions. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries (other than the Merger);

                 (xii) Discharge Indebtedness. Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice or pursuant to the terms of any payment obligation in the Company's existing loan agreement, of liabilities reflected or reserved against in the balance sheet included in the Company 10-Q or incurred in the ordinary course of business, (B) the payment, discharge or satisfaction of liabilities (other than those described in (A)) which, in the aggregate, do not exceed $1,000,000, and (C) the payment, discharge or satisfaction of expenses incurred in connection with the transactions contemplated by this Agreement;

                 (xiii) Enter into New Agreements/Amendments. Enter into, modify or terminate, or permit a Company Subsidiary to enter into, modify or terminate any Material Contract with any other Person other than terminations upon a default by the other Person(s) to such Material Contract, or waive the material benefits of, or agree to modify in any material manner, any confidentiality agreement to which the Company or any Company Subsidiary is a party

                 (xiv) Agreements with Executive Officers and Directors. Enter into any contract or agreement with any executive officer or director of the Company or a Company Subsidiary;

                 (xv) Assume Obligations. Agree or obligate itself to do any of the foregoing; or

                 (xvi) Representations and Warranties. Knowingly take any action that would reasonably be expected to cause any representation and warranty of the Company set forth in this Agreement that is qualified by materiality or Company Material Adverse Effect to become inaccurate or any such representation and warranty that is not so qualified to become inaccurate in any material respect, in each case, at, or as of any time prior to the Effective Time.

Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. In the event Purchaser's consent is required under Section 6.01(b)(i), (ii), (iii), (vi), (vii), (xii), or (xiii), such consent shall not be unreasonably withheld or delayed.

     6.02.  Corporate Examinations and Investigations.  Subject to the terms and
            -----------------------------------------
conditions set forth in the confidentiality agreement, dated March 14, 2000, between Purchaser and the Company (the "Confidentiality Agreement"), prior to
                                        -------------------------
the Effective Time, Purchaser shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the Company, as is reasonably necessary or appropriate in connection with Purchaser's investigation of the Company with respect to the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of the Company's business and the Company shall cooperate fully therein. No investigation by Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement. In order that Purchaser may have full opportunity to make such investigation, the Company shall furnish the representatives of Purchaser during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

     6.03.  Expenses.  Except as otherwise provided in Section 10.03 hereof,
            --------
prior to the Effective Time, the Company and Purchaser shall bear their respective expenses incurred by each in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel, accountants, brokers, financial advisors and investment bankers.

     6.04.  Third-Party Consents.  The parties shall use their reasonable
            --------------------
commercial efforts to obtain all authorizations, consents and Permits of others, necessary or desirable in connection with the consummation of the Offer and the Merger.

     6.05.  Further Assurances.  Each of the parties shall execute such
            ------------------
documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its respective reasonable commercial efforts to take other such actions to ensure that, to the extent within its control or capable of influence by it, the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

     6.06.  Company Stockholders Meeting.
            ----------------------------

            (a) The Company will (i) as promptly as practicable after the consummation of the Offer, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders
                                                         --------------------
Meeting") for the purpose of adopting this Agreement and approving the Merger,
-------
and for such other purposes as may be, in the Company's reasonable judgment, necessary or desirable, unless the DGCL does not require a vote of the Company's stockholders for consummation of the Merger, (ii) subject to Section 6.06(b), recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders, and (iii) cooperate and consult with Purchaser with respect to each of the foregoing matters.

            (b) The Board of Directors of the Company shall be permitted to withdraw, or modify in a manner adverse to Purchaser, its approval and recommendation to its stockholders referred to in Sections 4.18 and 6.06(a) hereof, but only if (i) the Company has complied in all respects with the terms of Section 6.08, including without limitation, the requirement that it notify Purchaser promptly after its receipt of any proposal for, or a proposal reasonably likely to lead to, an Alternative Transaction (as defined in Section 6.08); it being understood by the parties hereto that a de minimis breach by the Company of the terms of Section 6.08 shall not be deemed to constitute a breach of Section 6.08 for purposes of this Section 6.06(b)(i), (ii) a Superior Proposal (as defined in Section 6.08) has been made at the time the Company's Board of Directors determines to take any such action, (iii) the Company's Board of Directors determines in good faith by a majority vote, after receipt of the advice of its outside legal counsel, that consistent with its fiduciary duties under applicable law, it must take such action; and (iv) the Company shall have delivered to Purchaser four business days prior written notice advising Purchaser that it intends to take such action.

            (c) As soon as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement with respect to the Company Stockholders Meeting (the "Company Proxy Statement") and shall use all
                                   -----------------------
reasonable efforts to have the Company Proxy Statement cleared by the SEC. Purchaser and the Company shall cooperate with each other in the preparation of the Company Proxy Statement and the Company shall notify the Purchaser promptly of the receipt of any comments of the SEC with respect to the Company Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Purchaser promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Purchaser and its counsel the opportunity to review the Company Proxy Statement prior to its being filed with the SEC and shall give Purchaser and its counsel the opportunity to review all amendments and supplements to the Company Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Purchaser and the Company agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Company Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of the Company Common Stock entitled to vote at the Company Stockholders Meeting referred to in Section 6.06(a) hereof at the earliest practicable time.

            (d) Purchaser and the Company shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Company Proxy Statement or, subject to
Section 6.09, any other statement, filing, notice or application made by or on behalf of Purchaser or the Company or any of their respective subsidiaries to any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

     6.07.  Public Announcements.  Purchaser and the Company will consult with
            --------------------
each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger or this Agreement and will not issue any such press release or make any such public statement without the prior consent of the other party, which will not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other
--------  -------
party, issue such press release, file with the SEC a Current Report on Form 8-K, or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the SEC or any applicable securities exchange, if such party has first used reasonable efforts to consult with the other party.

     6.08.  No Solicitation.  The Company will not, and will not permit any of
            ---------------
its directors, officers, employees, agents or other representatives (including any financial advisors or attorneys) or those of any Company Subsidiary to, directly or indirectly:

            (a) solicit, initiate, facilitate or encourage discussions with any Person, other than Purchaser, relating to the possible acquisition of the Company or any Company Subsidiary or of all or a material portion of the assets or capital stock of the Company or any Company Subsidiary or any merger, reorganization, consolidation, business combination, share exchange, recapitalization, dissolution, liquidation or similar transaction involving the Company or any Company Subsidiary or any tender offer or exchange offer for twenty-five percent (25%) or more of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith (an "Alternative Transaction"); or
                          -----------------------

            (b) participate in any discussions or negotiations with, or furnish non-public information relating to the Company or any of the Company Subsidiaries to, or cooperate with respect to any of the foregoing with, any Person that the Company has reason to believe may be considering making or that has made, a proposal that may reasonably be expected to lead to any Alternative Transaction; or

            (c) recommend or propose to publicly recommend, the approval or adoption of any Alternative Transaction (other than any Alternative Transaction involving Purchaser); or

            (d) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Company Subsidiary.

     Notwithstanding the foregoing, the Company and the Board of Directors of the Company shall be permitted:

            (i) to the extent applicable, to comply with Rule 14e-2(a) under the Exchange Act with regard to an Alternative Transaction; and

            (ii) to engage in any discussions or negotiations with, or to provide any information to, a Person who makes an unsolicited bona fide written proposal for an Alternative Transaction involving 50% or more of the outstanding shares of Company Common Stock, with terms which the Board of Directors of the Company determines in its good faith judgment by a majority vote, after receipt of the advice of Tanner & Co., Inc. or another financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Alternative Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable in the aggregate and provide greater value to the Company's stockholders than as provided hereunder, if, and only to the extent that, in the case of the actions referred to in this clause (ii), (A) the Company is not in breach of its obligations under this Section 6.08; it being understood by the parties hereto that a de minimis breach by the Company of the terms of this Section 6.08 shall not be deemed to constitute a breach of this Section 6.08 for purposes of this clause
(A), (B) the Board of Directors of the Company concludes in good faith by majority vote, after receipt of the advice of its outside legal counsel, that the provision of such information or the engaging in such negotiations or discussions is required by the directors' fiduciary duties in accordance with Delaware law, (C) prior to providing any information or data to any Person in connection with an Alternative Transaction, the Board of Directors of the Company receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, (D) the Company shall have delivered to Purchaser four business days' prior written notice advising Purchaser that it intends to take such action, and (E) the Offer shall not have closed. Any proposal described above in this clause (ii) in connection with which the conditions referred to in the preceding clauses (A) through (E) have been satisfied is referred to herein as a "Superior Proposal."

            The Company shall notify Purchaser promptly (and, in any case, within twenty-four hours) of any inquiries, proposals or offers received from any third party who the Company has reason to believe may be considering making, or has made, a proposal for any Alternative Transaction, any information requested by such third party, or any discussions or negotiations sought to be initiated or continued by such third party, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. The Company agrees that it will keep Purchaser fully informed, on a current basis (and, in any case, within twenty-four hours), of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposed Alternative Transaction or similar transaction or arrangement and will not waive any rights under any confidentiality agreements entered into with such parties and shall use its reasonable efforts to cause any such party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

     6.09.  HSR Act and Other Filings.
            -------------------------

            (a) The Purchaser and the Company shall (a) as promptly as practicable after the date hereof, with each of the Purchaser and the Company using their commercially reasonable efforts to make a prompt filing, make such filings as may be required by the HSR Act with respect to the transactions contemplated hereby, (b) respond promptly to inquiries from the Department of Justice and the Federal Trade Commission in connection with such filings, (c) file or cause to be filed as promptly as practicable with the Department of Justice and Federal Trade Commission any supplemental information that may be requested pursuant to the HSR Act, and (d) seek the earliest possible termination or waiver of the waiting period under such statute. The Purchaser and the Company shall as promptly as practicable after the date hereof, with each of the Purchaser and the Company using their commercially reasonable efforts to make prompt filings, also file or cause the filing of the notices, applications, and requests pursuant to any other Antitrust Law, including filings with federal, state and local governmental authorities described in
Schedule 6.09 of the Company Disclosure Schedule.
-------------

            (b) Each of the Purchaser and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law (as defined below). If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, the Purchaser and the Company shall cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal. The commercially reasonable efforts on the part of the Purchaser will include complying with any request to sell or otherwise dispose of, or hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of the Purchaser or the Company or any of their affiliates or withdraw from doing business in a particular jurisdiction or take any other action requested; provided, that any such request or action would not, in the reasonable judgment of the Purchaser, reasonably be expected to result in, directly or indirectly, a reduction in aggregate revenues (based on revenues of Compagnie de Saint-Gobain and its affiliates or the Company, as the case may be, for fiscal 2000) of Compagnie de Saint-Gobain and its affiliates (including the Company) on an annualized basis in excess of $12,500,000 (any such request or action hereinafter referred to as a "Burdensome Regulatory Condition").
   -------------------------------

            (c) Each of the Purchaser and the Company shall promptly inform each other of any material communication made to, or received by such party from, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other federal, state or foreign governmental or regulatory authority regarding any of the transactions contemplated hereby.

            (d) Notwithstanding the foregoing or any other provision of this Agreement, in the event of a Burdensome Regulatory Condition, nothing in this
Section 6.09 shall (i) limit a party's right to terminate this Agreement pursuant to Section 10.01 so long as such party has up to then complied in all material respects with its obligations under this Section 6.09, which for purposes of this Section 6.09(d) shall require that Purchaser also use its reasonable best efforts for a reasonable period of time to lift or remove a Burdensome Regulatory Condition, or (ii) require Purchaser, its affiliates or the Company to consent to any restriction, limitation obligation or other action with respect to the businesses of Purchaser, its affiliates or the Company or any sale or disposition of any assets of Purchaser, its affiliates or the Company, if such restriction, limitation, obligation or other action would constitute a Burdensome Regulatory Condition.

            (e)  "Antitrust Law" means the Sherman Act, as amended, the Clayton
                  -------------
Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     6.10.  Notification of Certain Matters.  Between the date hereof and the
            -------------------------------
Closing Date, the Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event or circumstance the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement that is qualified by a reference to a Company Material Adverse Effect or otherwise contains a materiality qualifier to be untrue or inaccurate or (ii) any representation or warranty in this Agreement that is not so qualified to be untrue or inaccurate in any material respect and (b) any material failure of the Company or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     6.11.  Employee Matters.
            ----------------

            (a) During the period commencing at the Effective Time and ending on the first anniversary thereof, Purchaser agrees to provide the employees of the Company and the Company Subsidiaries (the "Company Employees") who remain
                                                -----------------
employed after the Effective Time (collectively, the "Transferred Company
                                                      -------------------

Employees") with benefits and compensation (other than stock and stock-based
---------
compensation and the value thereof) substantially comparable in the aggregate to the benefits and compensation provided to such employees by the Company prior to the Effective Time. Purchaser will treat, and cause its benefit plans to treat, the service of the Company Employees with the Company or any Company Subsidiary as service rendered to Purchaser for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, Purchaser shall not treat any employee of the Company or any Company Subsidiaries as a "new" employee for purposes of any exclusions under any health or similar plan of Purchaser for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result.

          (b)  Compensation Arrangements.  Following the Effective Time,
               -------------------------
Purchaser shall honor and shall cause its subsidiaries to honor (i) in accordance with their terms, all individual employment, termination, severance, transaction bonus, change in control, post-employment and other compensation agreements, arrangements and plans existing prior to the execution of this Agreement and referred to in Section 4.14 of the Company Disclosure Schedule, which are between the Company or any Company Subsidiary and any director, officer or employee thereof, and (ii) all legally imposed obligations relating to employment matters pursuant to applicable law, and Purchaser will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of the Company or any Company Subsidiary under, any employment, consulting, supplemental retirement or other compensation, contract or arrangement with any current or former director, officer or employee of the Company.

          (c)  Continuation of Plans.  Notwithstanding anything to the contrary
               ---------------------
contained herein, Purchaser shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plans and programs of the Company. Nothing in this Agreement shall alter or limit Purchaser's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of the Company Employees and their qualified beneficiaries in connection with the group health plan maintained by the Company as of the Effective Time.

          (d)  Severance Obligations.  Purchaser will provide to any Company
               ---------------------
Employee whose employment is terminated within one year after the Closing Date, and who is not otherwise covered by a specific termination, severance or change in control agreement, with a severance plan with the provisions described in
Section 4.14 of the Company Disclosure Schedule. In addition, the Purchaser will cause the Company and its Subsidiaries to provide any severance required by applicable law. Any Company Employee whose position is terminated on or prior to the Effective Time shall be entitled to severance benefits in accordance with the severance plan or policy currently maintained by the Company or any Company Subsidiary for such employee.

            (e) The provisions of this Section 6.11 are intended to be for the benefit of and enforceable by the persons referred to therein or the parties to these agreements, respectively, and their heirs and representatives.

     6.12.  Indemnification.
            ---------------

            (a) From and after the Effective Time, Purchaser will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company and the Company Subsidiaries, to the extent legally permissible, owing to the present and former officers and directors of the Company and the Company Subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time, pursuant to any indemnification provisions under the Company's or the Company Subsidiaries' Certificate of Incorporation or By-laws as in effect on the date hereof (the persons entitled to indemnification thereunder being referred to herein as the "Indemnified Parties").
                                            -------------------

            (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges with any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers substantially all of its assets to any Person in a single transaction or a series of transactions, then, and in each such case, Purchaser will either guarantee the indemnification obligations referred to in this Section 6.12 or will make or cause to be made proper and financially adequate provision so that the successors and assigns of the Surviving Corporation assumes the indemnification obligations described herein for the benefit of the Indemnified Parties.

            (c) The provisions of this Section 6.12 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            (d) Prior to the Closing Date, Purchaser will obtain and prepay all insurance premiums (including excess lines charges and other fees and expenses) for an officers' and directors' liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering, for a period of six years after the Effective Time, each such Indemnified Party currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy of the Company in effect on the date hereof.

     6.13.  Merger Without Meeting of Stockholders.  If Purchaser, Merger Sub or
            --------------------------------------
any other subsidiary of Purchaser shall acquire at least 90% of the outstanding shares of

Company Common Stock pursuant to the Offer or otherwise, the parties hereto agree, subject to satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, to take all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of shares of Company Common Stock pursuant to the Offer without a meeting of stockholders of the Company in accordance with the DGCL.

     6.14  FIRPTA Compliance.  The Company shall as promptly as practicable
           -----------------
after the date hereof and in any event prior to the consummation of the Offer, deliver a certification in the form required by Section 1445(b)(3) of the Code and the Treasury Regulations thereunder to the effect that none of the Seller Companies is, nor has any of the Seller Companies been within five years of the date hereof, a "United States real property holding corporation" as defined in
Section 897 of the Code.

     6.15.  Additional Purchaser Covenants.  Purchaser will take all action
            ------------------------------
necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Purchaser agrees to cause Merger Sub to vote all shares of Company Common Stock beneficially owned by Merger Sub and any other affiliate holding shares of Company Common Stock, in favor of adoption of this Agreement at the Company Stockholders Meeting, if such meeting is held.

                                  ARTICLE VII

                    CONDITIONS PRECEDENT TO THE OBLIGATIONS
                    OF EACH PARTY TO CONSUMMATE THE MERGER

     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver by mutual consent of the other party, at or before the Effective Time, of each of the following conditions:

     7.01.  Stockholder Approval.  The Company shall have obtained the required
            --------------------
vote of the stockholders of the Company, if any, necessary to adopt this Agreement.

     7.02.  Absence of Order.  No temporary restraining order, preliminary or
            ----------------
permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     7.03.  Regulatory Approvals.  All approvals from governmental entities
            --------------------
listed in Section 7.03 of the Company Disclosure Schedule shall have been obtained; provided, however, that the conditions of this Section 7.03 shall not
          --------  -------
apply to any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, or shall have resulted in, such failure to obtain such approval.

     7.04   HSR Act.  The waiting period (and any extension thereof) applicable
            -------
to the Merger under the HSR Act shall have been terminated or shall have expired.

     7.05   Offer.  Merger Sub shall have purchased at least 50% of the
            -----
outstanding shares of Company Common Stock on a fully diluted basis pursuant to the Offer.

                                 ARTICLE VIII

                  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
               PURCHASER AND MERGER SUB TO CONSUMMATE THE MERGER

     The obligations of Purchaser and Merger Sub to consummate the Merger are subject to the fulfillment of the following conditions, any one or more of which may be waived by Purchaser:

     8.01.  Delaware Certificates.  The Company shall have delivered a copy of
            ---------------------
the Certificate of Incorporation of the Company, as in effect immediately prior to the Closing Date, certified by the Delaware Secretary of State and a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to the Company's corporate good standing.

     8.02.  Secretary's Certificate.  The Company shall have delivered a
            -----------------------
certificate of the Secretary of the Company, dated as of the Closing Date, certifying as to (a) the incumbency of officers of the Company executing documents executed and delivered in connection herewith, (b) a copy of the By-Laws of the Company, as in effect from the date this Agreement was approved by the Board of Directors of the Company until the Closing Date and (c) a copy of the resolutions of the Board of Directors of the Company authorizing and approving the applicable matters contemplated hereunder.

     8.03.  Certificate of Merger.  The Company shall have executed and
            ---------------------
delivered the Certificate of Merger referred to in Section 2.03.

     8.04.  Covenants.  The Company shall have performed in all material
            ---------
respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                                  ARTICLE IX

                    CONDITIONS PRECEDENT TO THE OBLIGATION
                    OF THE COMPANY TO CONSUMMATE THE MERGER

     The obligation of the Company to consummate the Merger is subject to the fulfillment of the following conditions, any one or more of which may be waived by it:

     9.01.  Delaware Certificates.  Each of Purchaser and Merger Sub shall have
            ---------------------
delivered (i) a copy of its Certificate of Incorporation, as in effect immediately prior to the Closing Date, certified by the Delaware Secretary of State and (ii) a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to its corporate good standing.

     9.02.  Secretary's Certificates.  Each of Purchaser and Merger Sub shall
            ------------------------
have delivered a certificate of its Secretary, dated as of the Closing Date, certifying as to (a) the incumbency of its officers executing documents executed and delivered in connection herewith, (b) a copy of its By-Laws, as in effect from the date this Agreement was approved by its Board of Directors until the Closing Date and (c) a copy of the resolutions of its Board of Directors authorizing and approving the applicable matters contemplated hereunder.

     9.03.  Certificate of Merger.  Purchaser shall have executed and delivered
            ---------------------
the Certificate of Merger referred to in Section 2.03.

     9.04.  Covenants.  Purchaser and Merger Sub shall have performed in all
            ---------
material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     10.01. Termination.  This Agreement may be terminated at any time prior to
            -----------
the Effective Time, whether prior to or after adoption by the stockholders of the Company:

            (a) by either the Company or Purchaser, by written notice to the other, if the Effective Time shall not have occurred on or before November 30, 2000; provided, however, that the right to terminate this Agreement under this
Section 10.01(a) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

            (b)  by the Company, by written notice to Purchaser, if:

                 (i) provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein, there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties contained in this Agreement or the Confidentiality

Agreement on the part of Purchaser or Merger Sub, and such breach is either not cured within twenty (20) days following written notice to Purchaser or by its nature cannot be cured;

                 (ii) provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein, Merger Sub shall have failed to commence the Offer within thirty (30) days following the date of this Agreement;

                 (iii) prior to the acceptance for payment of any shares of Company Common Stock pursuant to the Offer (A) the Company is in compliance with Sections 6.06(b) and 6.08; it being understood by the parties hereto that a de minimis breach by the Company of the terms of Sections 6.06(b) and 6.08 shall not be deemed to constitute a breach of Sections 6.06(b) and 6.08 for purposes of this Section 10.01(b)(iii), (B) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement or the Offer or the Merger, (C) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Purchaser in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (D) Purchaser does not make, within four business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable from a financial point of view to the stockholders of the Company in the aggregate as the Superior Proposal, and (E) the Company shall pay Purchaser the Termination Fee and Expense Reimbursement concurrently with such termination. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (C) above until at least the fifth business day after it has provided the notice to Purchaser required hereby and (y) to notify Purchaser promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification;

            (c)  by Purchaser, by written notice to the Company, if:

                 (i) provided that Purchaser or Merger Sub is not then in material breach of any representation, warranty, covenant or other agreement contained herein, there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties contained in this Agreement on the part of the Company, and such breach is either not cured within twenty (20) days following written notice to the Company or by its nature cannot be cured;

                 (ii) prior to the acceptance for payment of any shares of Company Common Stock pursuant to the Offer (A) the Company's Board of Directors withdraws or modifies in a manner adverse to Purchaser its approval or its recommendation of the Offer, the Merger or this Agreement, or publicly resolved to do any of the foregoing, (B) the Company's Board of Directors shall have recommended, or entered into, or publicly announced its intention to enter into, an agreement or an agreement in principle with respect to an Alternative Transaction or shall have failed, upon Purchaser's request, to reaffirm the Company's Board of Directors' approval or recommendation of the Offer, the Merger or this Agreement (or shall have resolved to do any of the foregoing) or
(C) the Company shall have breached any of its obligations under Sections 6.06(b) or 6.08, it being understood that a de minimis breach of Sections 6.06(b) or 6.08 by the Company shall not be deemed to constitute a breach of such Sections for purposes of this Section 10.1(c)(ii);

                 (iii) provided that Purchaser is not then in material breach of any representation, warranty or covenant or other agreement contained herein, if due to any occurrence or circumstance that would result in a failure to satisfy any condition set forth on Annex I hereto (other than Paragraphs (i), (ii) or
                           -------
(iii) of Annex I), Merger Sub shall have failed to commence the Offer within
         -------
thirty (30) days following the date of this Agreement;

            (d) by either Purchaser or the Company, by written notice to the other, if:

                 (i) there shall be any law or regulation that makes acceptance for payment of, and payment for, shares of Company Common Stock pursuant to the Offer or consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental entity having competent jurisdiction enjoining Merger Sub from accepting for payment of, and paying for, the shares of Company Common Stock pursuant to the Offer or the Company or Purchaser from consummating the Merger and such judgment, injunction, order or decree shall have become final and nonappealable;

                 (ii) the Company's stockholders shall reject the Merger and this Agreement at the Company's Stockholders Meeting, or at any adjournment or postponement thereof;

                 (iii) provided that the party seeking to terminate this Agreement pursuant to this Section 10.01(d)(iii) is not then in material breach of any representation, warranty, covenant or other agreement contained herein, the Offer terminates due to the failure of any of the Offer Conditions (other than the Minimum Condition) to have been satisfied on or prior to the Latest Expiration Date;

                 (iv) provided that the party seeking to terminate this Agreement pursuant to this Section 10.01(d)(iv) is not then in material breach of any representation, warranty, covenant or other agreement contained herein, the Offer terminates due to the failure of the Minimum Condition to have been satisfied; or

             (e) at any time with the written consent of Purchaser and the Company.

     10.02.  Effect of Termination.  If this Agreement is terminated as provided
             ---------------------
in Section 10.01, this Agreement shall forthwith become void and have no effect, without liability on the part of Purchaser and the Company and their respective directors, officers or stockholders, except that (a) the provisions of this
Article X, Section 6.03 relating to expenses, Section 6.07 relating to publicity, Article XI, and the Confidentiality Agreement shall survive, and (b) no such termination shall relieve any party from liability by reason of any willful or intentional breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. For purposes of this Agreement, any refusal by Purchaser or Merger Sub to complete the Offer when required to do so pursuant to this Agreement and any refusal by any party to consummate the Merger when required to do so pursuant to this Agreement will be deemed a willful and intentional breach. For purposes of this Agreement, any breach by the Company of any representation or warranty as a result of events or circumstances occurring after the date of this Agreement, which breach does not constitute a breach by the Company of the covenant set forth in Section 6.01(b)(xvi), shall not constitute a willful or intentional breach.

     10.03.  Termination Fee.
             ---------------

             (a)  Fee.  If this Agreement is terminated by either party pursuant
                  ---
to Section 10.01(a) or 10.01(d)(ii) or (iv), by Purchaser pursuant to Section 10.01(c)(ii) or (iii), or by the Company pursuant to Section 10.01(b)(iii), then the Company will make a cash payment to Purchaser of $3,750,000 (the "Termination Fee"), plus the reasonable and documented out-of-pocket expenses
 ---------------
and fees (not to exceed $2,500,000) incurred by Purchaser prior to the termination of this Agreement, in connection with this Agreement and the transactions contemplated hereby (the "Expense Reimbursement"); provided,
                                       ---------------------    --------
however, no Termination Fee or Expense Reimbursement shall be owed if this
-------
Agreement is terminated pursuant to 10.01(a), (c)(iii), (d)(ii) or (iv) unless
(i) at the time of termination there shall have been announced and not withdrawn an Alternative Transaction and (ii) within one year of the date of termination, an Alternative Transaction is closed, in which event the Termination Fee and Expense Reimbursement shall be payable by the Company on the closing date of such Alternative Transaction. In the event of any termination by the Purchaser pursuant to Section 10.01(c)(ii) or by the Company pursuant to Section 10.01(b)(iii), the Company shall pay Purchaser the Termination Fee and Expense Reimbursement concurrently with such termination.

             (b)  Payments.  Any payments required by this Section 10.03 will be
                  --------
payable by the Company by wire transfer of immediately available funds to an account designated by Purchaser. If the Company fails promptly to pay any amount due Purchaser pursuant to this Section 10.03, the Company shall also pay any reasonable costs and expenses incurred by Purchaser in connection with a legal action to enforce this Agreement that results in any judgment or settlement against the Company for such amount. If, in such legal action, the Company is the prevailing party, Purchaser shall pay the reasonable costs and expenses incurred by the Company in connection with such legal action.

     10.04.  Amendment.  This Agreement may not be amended except by an
             ---------
instrument signed by each of the parties hereto by action taken by or on behalf of their respective Boards of Directors; provided, however, that after adoption
                                         --------  -------
of this Agreement by the stockholders of the Company, without the further approval of the stockholders of the Company, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided in Section 3.01, (b) alters or changes any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, if any, or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of the Company.

     10.05.  Waiver.  At any time prior to the Effective Time, either party
             ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if
-------- ----
such extension or waiver is set forth in a writing executed by such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                                  ARTICLE XI

                                 MISCELLANEOUS

     11.01.  No Survival.  None of the representations and warranties of the
             -----------
Company or Purchaser contained herein shall survive the Effective Time, and only those covenants and agreements contained herein that by their terms are to be performed after the Effective Time shall survive the Effective Time.

     11.02.  Notices.  Any notice or other communication required or permitted
             -------
hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

             (a)  if to Purchaser, to:

                  Norton Company
                  One New Bond Street
                  Worcester, Massachusetts 01615
                  Attn:  President
                  Facsimile: (508) 795-5344

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attn  Carole Schiffman, Esq.
                  Facsimile: (212) 450-4800

             (b)  if to the Company, to:

                  Chemfab Corporation
                  701 Daniel Webster Highway
                  Merrimack, New Hampshire 03054

                  Attn: John Verbicky, President and Chief Executive Officer
                  Facsimile: (603) 424-5901

                  with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Attn: John R. Utzschneider
                  Facsimile: (617) 951-8736

Any party may by notice given in accordance with this Section 11.02 to the other parties designate another address or person for receipt of notices hereunder.

     11.03.  Entire Agreement.  This Agreement and the Shareholders Agreement,
             ----------------
including the Company Disclosure Schedule, contain the entire agreement between the parties with respect to the Merger and related transactions, and supersede all prior agreements, written or oral, between the parties with respect thereto, other than the Confidentiality Agreement, which shall survive execution of this Agreement. Each party confirms that in entering into this Agreement, such party has not relied on any representation, warranty or other statement of any kind other than such representations, warranties and other statements as are contained in this Agreement (including the schedules hereto).

     11.04.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the internal laws of the State of Delaware.

     11.05.  Binding Effect; No Assignment; No Third-Party Beneficiaries.
             -----------------------------------------------------------

             (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other party hereto.

             (b) Other than Sections 6.11 and 6.12, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than Purchaser and the Company and their respective successors and permitted assigns and right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     11.06.  Section Headings, Construction.  The headings of Sections in this
             ------------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the
                                       -------      --------
corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.07.  Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

     11.08.  Severability.  If any provision of this Agreement is held invalid
             ------------
or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

     11.09.  Submission to Jurisdiction; Waiver.  Each of the Company and
             ----------------------------------
Purchaser irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware and each of the Company and Purchaser hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Company and Purchaser hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     11.10.  Waiver of Jury Trial.  Each party hereto waives its right to a jury
             --------------------
trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any agreement, contract or other document or instrument executed in connection herewith, or any of the transactions contemplated hereby.

     11.11.  Enforcement.  The parties recognize and agree that if for any
             -----------
reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     11.12.  Rules of Construction.  (a) The parties hereto agree that they have
             ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

             (b) For purposes of this Agreement, with respect to any matter that is clearly disclosed in any portion of the Company Disclosure Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement readily apparent, such matter shall be deemed to have been included in the Company Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

             (c) The phrase "to the Company's knowledge", "to the knowledge of the Company" and similar qualifiers shall mean and be limited to the actual knowledge of the persons identified in Section 11.12 of the Company Disclosure Schedule.

             (d) For purposes of this Agreement, the use of any dollar threshold in this Agreement shall not represent any agreement between the parties as to what constitutes a "material" matter or breach under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first stated above.

                                         NORTON COMPANY


                                         By     /s/ Robert C. Ayotte
                                                --------------------------------
                                         Name:  Robert C. Ayotte
                                         Title: Executive Vice President


                                         PPLC ACQUISITION CORP.


                                         By     /s/ Robert C. Ayotte
                                                --------------------------------
                                         Name:  Robert C. Ayotte
                                         Title: Chairman and Chief Executive
                                                Officer


                                         CHEMFAB CORPORATION


                                         By     /s/John Verbicky
                                                --------------------------------
                                         Name:  John Verbicky
                                         Title: President and Chief Executive
                                                Officer

                                                                         Annex I
                                                                         -------

        Notwithstanding any other provision of the Offer, Purchaser and Merger Sub shall not be required to accept for payment or pay for any shares of Company Common Stock tendered pursuant to the Offer, subject to Section 1.01(b) of the Merger Agreement, and may terminate the Offer, if:

        (i) the Minimum Condition (as defined in the Merger Agreement) has not been satisfied or waived (pursuant to the Merger Agreement) by the scheduled expiration date;

        (ii) the applicable waiting period under the HSR Act or any other applicable Antitrust Law (as indicated in Section 7.03 of the Company Disclosure Schedule) shall not have expired or been terminated by the expiration date of the Offer, or the approvals listed in Section 7.03 of the Company Disclosure Schedule have not been obtained;

        (iii) the Company has not delivered to the Purchaser the certification described in Section 6.14 of the Merger Agreement;

        (iv) at any time on or after the date of the Merger Agreement and prior to the expiration date of the Offer, any of the following conditions exist:

               (a) there shall be any law or regulation that makes acceptance for payment of, and payment for, shares of Company Common Stock pursuant to the Offer illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental entity having competent jurisdiction enjoining Merger Sub from accepting for payment of, and paying for, the shares of Company Common Stock pursuant to the Offer and such judgment, injunction, order or decree shall have become final and nonappealable; or

               (b) there shall have occurred any event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

               (c) any person shall have entered into a definitive agreement or an agreement in principle with the Company regarding an Alternative Transaction; or

               (d) the Board of Directors of the Company (1) shall have withdrawn, or modified in a manner adverse to Purchaser, its approval or recommendation of the Merger Agreement, the Offer or the Merger, (2) shall have failed to reaffirm such approval or recommendation upon Purchaser's request or (3) shall have recommended, or publicly announced its intention to enter into, a definitive agreement or an agreement in principle with respect to an Alternative Transaction; or

               (e) provided that Purchaser or Merger Sub is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement, the Company shall have breached or failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement, and, for purposes of determining whether or not Purchaser is entitled to terminate the Offer, such breach is either not cured within twenty (20) days following written notice to the Company or by its nature cannot be cured; or

               (f) any representations and warranties of the Company contained in the Merger Agreement that are qualified by materiality or Company Material Adverse Effect shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in all material respects, in each case, when made or as of the scheduled expiration of the Offer as if made at and as of such time (except as to any representation or warranty in the Merger Agreement which specifically relates to an earlier date or period, which only must have been true and correct (subject to materiality as provided above) as of such date or period), and, for purposes of determining whether or not Purchaser is entitled to terminate the Offer, such failure to be true and correct is either not cured within twenty (20) days following written notice to the Company or by its nature cannot be cured; or

               (g) the Merger Agreement shall have been terminated in accordance with its terms.

               (h) There shall be instituted or pending any action, investigation or proceeding by any government or governmental authority or agency, domestic or foreign, before any court or governmental authority or agency, domestic or foreign,

                         (1) challenging the acquisition by Purchaser or Merger
                    Sub of any shares of Company Common Stock under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement or seeking to require the Company, Purchaser or Merger Sub to pay any damages related to the Offer, the Merger or the other transactions contemplated by the Merger Agreement that are material in relation to the Company taken as a whole,

                         (2) seeking to impose limitations on the ability of
                    Merger Sub, or to render Merger Sub unable to accept for payment, pay for or purchase some or all of the shares of Company Common Stock pursuant to the Offer and the Merger,

                         (3) seeking to impose or require a Burdensome
                    Regulatory Condition,

               (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Purchaser or any of its affiliates, shall have acquired beneficial ownership of more than 30% of any class or series of capital stock of the Company (including the shares of Company Common Stock), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 30% of any class or series of capital stock of the Company (including the shares of Company Common Stock);

         which, without in any way limiting or adding to such conditions, in the sole judgment of Purchaser, makes it inadvisable to proceed with such acceptance for payment or payment.

         Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Merger Agreement. The foregoing conditions are for the sole benefit of Purchaser and Merger Sub and may, subject to the terms of Section 1.01(a) of the Merger Agreement, be waived by Purchaser and Merger Sub in whole or in part at any time and from time to time in their discretion. The failure by Purchaser or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the Effective Time.